Exhibit 99.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-238518) of Midcap Financial Investment Corporation of our report dated May 19, 2022 relating to the financial statements of Merx Aviation Finance LLC, which appears in this Transition Report on this Form 10-K.

/s/ PricewaterhouseCoopers
Dublin, Ireland
February 21, 2023